N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management
Trust
Legg Mason BW Dynamic Large Cap
Value Fund

Item 77I(a) :Terms of new or
amended securities
In response to Sub-Items 77I(a),
the Registrant incorporates by
reference the supplement to the
fund's Prospectus, Summary
Prospectus and Statement of
Additional Information as filed
with the Securities and Exchange
Commission pursuant to Rule 497 of
the Securities Act of 1933 on
November 25, 2015 (Accession No.
0001193125-15-387202).  The
Registrant  also incorporates by
reference Post-Effective Amendment
No. 116 to Form N-1A filed on
January 22, 2016  pursuant to Rule
485(b) of the Securities Act of
1933 (Accession No. 0001193125-16-
435826).